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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2020

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive, Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610) 254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Exchange Act:
Title of Each Class	Trading Symbol	Name of each exchange on which registered
Ordinary shares, par value $0.01 per share	SBBP	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01   Entry Into a Material Definitive Agreement.

On May 19, 2020 (the “Closing Date”), Strongbridge Biopharma plc (“Strongbridge”), along with Strongbridge U.S. Inc., Cortendo AB (publ) and Strongbridge Dublin Limited, each a subsidiary of Strongbridge (the “Subsidiaries,” and together with Strongbridge, the “Company”), entered into a $30 million Term Loan Agreement (the “Loan Agreement”) with Avenue Venture Opportunities Fund L.P. (“Avenue”), as administrative agent and collateral agent, and the lenders named therein and from time to time a party thereto (the “Lenders”). Pursuant to the terms of the Loan Agreement, Strongbridge U.S. Inc. (the “Borrower”) borrowed $10.0 million (the “Initial Loan”) from the Lenders at closing.

The Borrower may borrow up to two additional tranches of $10.0 million each under the Loan Agreement. The first $10 million tranche (the “Second Loan”) is available between October 1, 2020 and December 31, 2020 if Strongbridge achieves positive top-line data for RECORLEV in its Phase 3 LOGICS clinical trial. The second $10 million tranche (the “Third Loan” and, together with the Initial Loan and the Second Loan, the “Loans”) is available between October 1, 2021 and March 31, 2022 if Strongbridge achieves FDA approval of RECORLEV and Avenue obtains investment committee approval.

The Loan Agreement has a four-year term, no minimum revenue or cash balance financial covenants and an interest-only period of up to 36 months assuming the Company  achieves positive top-line data for RECORLEV in its Phase 3 LOGICS clinical trial and the Company receives FDA approval of RECORLEV. The Borrower paid a commitment fee of $200,000 (1% of the amounts of the Initial Loan and the Second Loan).

Amounts borrowed under the Loan Agreement accrue interest at a floating rate per annum (based on a year of 365 days) equal to the sum of (a) the greater of (x) the Prime Rate reported in The Wall Street Journal on the last business day of the month that immediately precedes the month in which the interest will accrue, and (y) 3.25%, plus (b) 6.75%. Accrued interest is payable in advance on the first day of each month and on the maturity date; provided however that no principal payments are required for the first 12 months (which period is extended for up to 36 months subject to the satisfaction of certain conditions under the Loan Agreement). The Borrower is also required to pay the Lenders a final payment fee upon repayment or prepayment of the Loans in accordance with the terms and conditions of the Loan Agreement.

The Borrower may prepay all or a portion of the outstanding principal amount of any Loans outstanding under the Loan Agreement at any time upon prior notice to the Lenders subject to a prepayment premium (which reduces after the first year) and the payment of the pro rata portion of the final payment fee (to the extent not already paid) based on the amount of Loans being prepaid. In certain circumstances, including a change of control and certain asset sales or licensing transactions, the Borrower may be required to prepay all or a portion of the Loans outstanding, and, to the extent required under the terms of the Loan Agreement, the applicable prepayment premium and final payment fee.

As security for its obligations under the Loan Agreement, the Company has entered into a security agreement with Avenue, whereby they have granted a lien on substantially all of their assets, including intellectual property, to the Secured Parties (as such term is defined in the Loan Agreement).

The Loan Agreement also contains customary affirmative and negative covenants for a credit facility of this size and type, including covenants that limit or restrict the Company’s ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions, license intellectual property rights on an exclusive basis or repurchase stock, in each case subject to customary exceptions.

The Loan Agreement includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, a Material Adverse Change (as defined in the Loan Agreement), cross default to material indebtedness or material agreements, bankruptcy and insolvency, material judgments or settlements, a change of control, certain ERISA-related events and certain injunctions applicable to the sale of the Company’s products. The occurrence and continuance of an event of default could result in the acceleration of the obligations under the Loan Agreement. Upon the occurrence and during the continuance of any event of default, the interest payable under the Loan Agreement will be automatically increased by 4.00% per annum.

Avenue has the right to convert up to $3 million of the aggregate principal amount of any loans outstanding under the Loan Agreement into Strongbridge ordinary shares at a price per share of the lower of (a) $2.24, or (b) 20% above the effective price of any bona fide equity financing of Strongbridge prior to December 31, 2020, subject to the terms and conditions described in the Loan Agreement.

In connection with the Loan Agreement, Strongbridge issued to Avenue a warrant (the “Warrant”) to purchase up to an aggregate of 267,390 ordinary shares of Strongbridge, at an exercise price (the “Exercise Price”) equal to the lower of (i) $1.87 (which is equal to the five-day volume weighted average price as of the trading day immediately prior to execution of the financing proposal) or (ii) the effective price of any bona fide equity financing prior to December 31, 2020 (subject to certain adjustments described in the

Warrant).  The Warrant will be exercisable, in full or in part, at any time prior to five years following the issue date and contains customary provisions for assumption or exchange upon a change of control or a sale of all or substantially all of the assets of the Company.

If the Borrower borrows the Second Loan pursuant to the terms of the Loan Agreement, Strongbridge will issue to the Lenders or their designees one or more additional warrants to purchase ordinary shares equal to an aggregate of 5% of the Second Loan divided by the Exercise Price, rounded down to the nearest whole share. If the Borrower borrows the Third Loan pursuant to the terms of the Loan Agreement, Strongbridge will issue to the Lenders or their designees one or more additional warrants to purchase ordinary shares equal to an aggregate of 5% of the Third Loan divided by the Exercise Price, rounded down to the nearest whole share.

Under the terms of the Loan Agreement, the Lenders will have the right, in their sole discretion, but not the obligation, to participate in any sale of Strongbridge’s equity interests from the Closing Date through the date 18 months thereafter (any such sale, a “Subsequent Financing”), in an amount of up to $1,000,000 on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing; provided, however, that such terms shall exclude any seat on the board of directors of Strongbridge that may be offered to other investors participating in a Subsequent Financing.

The foregoing description of the Loan Agreement and the Warrant is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Warrant, which will be filed as exhibits to Strongbridge’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020.

The Loan Agreement is not intended to be a source of factual, business or operational information about the Company. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02   Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K related to the Warrant issued to Avenue is hereby incorporated by reference into this item 3.02. Strongbridge issued the Warrant to Avenue in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended. Strongbridge expects to rely on this exemption from registration based in part on representations made by Avenue.

Item 7.01   Regulation FD.

On May 20, 2020, Strongbridge issued a press release regarding its entry into the Loan Agreement and related agreements described herein. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished to the Commission and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Exhibit Table

99.1	Press Release issued by Strongbridge Biopharma plc, dated May 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Robert Lutz

STRONGBRIDGE BIOPHARMA PLC

By: /s/ Robert Lutz
Name: Robert Lutz
Title: Chief Financial Officer

Date: May 20, 2020